Exhibit (p)(21)

        Version: 8.1

        Last Updated: February 26, 2020

        Contact: Chief Compliance Officer

        Department: US Compliance

AXA IM - INTERNAL

DOCUMENT CONTROL

Contact Details

Department Owner:	US Compliance
Owner/s:	Chief Compliance Officer
Contact/s:	Chris Brown
Responsible for Local Communication/Implementation:	Chief Compliance Officer

Revision History

Date Created:	February 2, 2013
Frequency of Update:	Annually, or as needed
Last Updated:	February 26, 2020

AXA IM - INTERNAL

3	CODE OF ETHICS

3.1	INTRODUCTION

AXA IM, Inc. and all of its Employees owe a fiduciary duty to AXA IM, Inc.’s clients. As a fiduciary, Employees must avoid activities, interests and relationships that may interfere or appear to interfere with making decisions in the best interests of AXA IM, Inc.’s clients.

Accordingly, and in order to comply the requirement set forth in Rule 204A-1 of the Advisers Act, AXA IM, Inc. has adopted this Code of Ethics (the “Code”) which:

•	Seeks to place the interests of AXA IM, Inc.’s clients before the interests of any Employee;

•	Imposes standards of business conduct for all Employees;

•	Requires Employees to comply with the Federal Securities Laws;

•	Regulates Employee personal securities transactions;

•	Requires reporting and review of personal securities transactions; and

•	Requires Employees to report violations of the Code and determines consequences for the failure to comply.

Disciplinary action, up to and including discharge, may be taken against Employees who violate this policy. Violation of the laws prohibiting insider trading and tipping could both damage AXA IM’s reputation and subject AXA IM to significant civil liability and fines. Additionally, employees violating the laws could face individual criminal penalties.

This Code uses various defined terms. Some of those terms are defined in the body of the Code. In addition, other terms are defined in the Definitions section (Section 1.5).

3.1.1	Employees to Whom This Code Applies

This entire Code applies to all Employees of AXA IM, Inc. except for certain of the reporting or preclearance portions of this Code, which apply only to Access Persons, as described below. Employees are reminded that they have access to this Code at all time through their own log-ins for the applicable compliance tools.

3.1.2	Business Conduct Standards

Employees are required to comply with the fiduciary duties placed on investment advisers including but not limited to the following standards of conduct:

3.1.2.1   Do Not Engage in Fraudulent Activity

Information obtained in the course of business activities for AXA IM, Inc., which is not otherwise generally available to the public, is proprietary and strictly confidential. In particular, no Employee shall (i) misuse material, non-public information whether obtained in the course of business activities for AXA IM, Inc. or otherwise; (ii) employ any device, scheme or artifice to defraud clients of AXA IM, Inc.; (iii) make any untrue statement of a material fact to clients or potential clients of AXA IM, Inc.; (iv) engage in any act, practice, or course of business which operates to defraud or deceive clients or potential clients of AXA IM, Inc.; (v) engage in any manipulative practice with respect to clients or potential clients of AXA IM, Inc.; or (vi) misappropriate any assets or investment opportunities of a client.

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AXA Investment Managers Inc. – Compliance Manual

3.1.2.2   Unlawful Actions

It is unlawful or any Employee, in connection with the purchase or sale, directly or indirectly, by the person of a Covered Security to be held or to be acquired by an AXA IM, Inc. Client Account:

•	To employ any device, scheme or artifice to defraud a Client Account;

•

To make any untrue statement of a material fact to a Client Account or omit to state a material fact necessary in order to make the statements made to a Client Account, in light of the circumstances under which they are made, not misleading;

•	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Client Account; or

•	To engage in any manipulative practice with respect to a Client Account.

All Employees and other third parties in which these policies and procedures are applicable are hereby put on notice that violations of applicable laws, regulations and internal rules (in particular where such violations are committed on a knowing, intentional or grossly negligent basis) will be subject to sanctions, including termination of employment.

3.1.2.3   Place the Interests of Client Accounts First

AXA IM, Inc. has a fiduciary duty to place at all times the interests of AXA IM, Inc.’s clients first. As fiduciaries, Employees must scrupulously avoid serving their own personal interests ahead of the interests of AXA IM, Inc.’s clients. Employees may not cause a client to take action, or not to take action, for personal benefit rather than the benefit of the client.

3.1.2.4   Regulation Best Interest

On June 5, 2019, the SEC published an Interpretation Regarding Standard of Conduct for Registered Investment Advisers, which became effective on July 12, 2019. This Interpretation was part of a collection of rulemakings and interpretations that also included the adoption of Regulation Best Interest.

Although not an exclusive list, the SEC articulated three specific aspects of the duty of care for RIAs.

1) Duty to Provide Advice That Is in the Best Interest of the Client

In order to provide advice that is in the best interest of its client, the adviser must have a reasonable understanding of the client’s objectives. Investment advisers to institutional clients can meet this aspect of the duty of care by adhering to the client’s investment mandate. Specifically, the SEC stated that “an investment adviser whose client is a private fund would need to have a reasonable understanding of the fund’s investment guidelines and objectives.”

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2) Duty to Seek Best Execution

The duty of care also includes a duty to seek best execution when the adviser has the responsibility of selecting a broker-dealer to execute client trades.

3) Duty to Provide Advice and Monitoring Over the Course of the Relationship

The third aspect of the adviser’s duty of care discussed in the Interpretation involves an adviser’s obligation to provide advice and monitoring at a frequency that is in the best interest of the client.

Due to the fact that AXA IM is already deemed to be a fiduciary under applicable DOL rules and applicable ERISA regulations as a result of providing discretionary investment advice to ERISA clients, much of the Interpretation is limited for AXA IM. Therefore, the following analysis and the resulting amended policies and procedures will only focus on those select aspects of the Final Rule that impact AXA IM and its clients. However, please be advised that if at any point the facts and circumstances change where AXA IM may have amended its business practices, client focus or other activity that could impact the types of advice and/or recommendations it may provide to clients, including but not limited to those clients that are covered by Regulation Best Interest, then this policy and any accompanying procedures will need to be reassessed.

As with all other complex investment advisory rules and regulations, please make sure you contact local compliance and /or the local legal department, if applicable for any questions concerning the DOL Final Rule, the ERISA regulations or any of the obligations, requirements and/or obligations cited above.

3.2	CONFIDENTIALITY

Employees must maintain the confidentiality of sensitive non-public and other confidential information entrusted to them by AXA IM, Inc. or AXA Group or their respective customers and must not disclose such information to any persons except when disclosure is authorized by AXA IM, Inc. or mandated by law other than to (1) other Employees who have an “need to know” in connection with their duties, or (2) persons outside AXA IM, Inc. (such as attorneys, accountants or other advisers) who need to know in connection with a specific mandate or engagement from AXA IM, Inc. or AXA Group or who otherwise have a valid business or legal reason for receiving it and have executed appropriate confidentiality agreements. Confidential information includes all non-public information that might be of use to competitors, or harmful to AXA IM, Inc. or AXA Group or their respective customers, if disclosed. It also includes our intellectual property (such as confidential product information, trade secrets, patents, trademarks, and copyrights), business, marketing and service plans, databases, records, salary information, unpublished financial data and reports as well as information that joint venture partners, suppliers or customers have entrusted to us. The obligation to preserve confidential information continues even after your employment with AXA IM, Inc. ends.

Specifics regarding the controls in place to safeguard the confidentiality of Material Non-Public Information (“MNPI”) are further detailed in Section 3.5.

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AXA Investment Managers Inc. – Compliance Manual

3.2.1	Confidentiality Arrangements

Special confidentiality arrangements may be required for certain parties, including outside business associates and governmental agencies and trade associations, seeking access to material non-public information.

Papers relating to non-public matters should be appropriately safeguarded. Appropriate controls for the reception and oversight of visitors to sensitive areas should be maintained. Sensitive business conversations, whether in person or on the telephone, should be avoided in public places and care should be taken when using portable computers and similar devices in public places. Finally, e-mail messages and attachments containing material non-public information should be treated with similar discretion and awareness of the recipients.

3.2.2	Compliance with Federal Securities Laws

Employees must obey all laws and regulations applicable to AXA IM, Inc.’s business, including but not limited to, the Federal Securities Laws. Employees are responsible for reading, knowing and adhering to AXA IM, Inc.’s compliance policies which implement the mandates of these laws. In addition, AXA IM, Inc. expects all Employees to exercise sound judgment in the performance of their duties. If in doubt about the legality or ethics of any conduct, please contact Compliance to request guidance.

3.2.3	Compliance with Foreign Corrupt Practices Act

Employees should be aware that practices that may be acceptable in the commercial business environment (such as providing certain transportation, meals, entertainment and other things of normal value), may be entirely unacceptable and even illegal when they relate to government employees or others who act on the government’s behalf. Therefore, Employees must be aware of and adhere to the relevant laws and regulations governing relations between government employees and customers and suppliers in every country where AXA IM, Inc. (or AXA Group) conducts business.

It is strictly against AXA Group’s policy for Employees to give money,gifts or anything of value – tangible or intangible — to any official or any employee of a governmental entity if doing so could reasonably be construed as having any connection with AXA Group’s business relationship. Such actions are prohibited by law in many jurisdictions. It is the responsibility of all Employees to adhere to the laws and regulations applicable in the jurisdictions where they do business.

For further guidance on donations to domestic political campaigns, please refer to AXA IM, Inc.’s Policies and Procedures on “Pay-to-Play.”

3.2.4	Violation Summary

In the event that there has been a violation of the Code, the Compliance Department generally adheres to the following set of principles in terms of disciplinary actions. However, this summary is not meant to capture any and all violations or other issues that may arise from the Code and the activities pursuant thereto. AXA IM and the Compliance Department specifically reserve and may utilize any and all remedial activities that it may have at its disposal to address such violations, including but not limited to the following assessments, those available by operation of company policies and procedures, by contract (if applicable) by applicable law (both criminal and civil) and any other applicable rule or regulation.

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If there has been a breach of the Code, the following principles may apply:

•	First offense, compliance warning letter is issued to the offending party(s) and retained on file;

•

Second offense of the same or similar breach, a second compliance warning letter is issued and filed, along with a written notice to the applicable manager(s) and / or the LCC, along with having to complete and recertify all applicable training; and

•

Third offense of the same or similar breach, compliance warning letter is issued and filed, along with another written notice to the applicable manager(s) and / or the LCC. In addition to having to again complete and recertify all applicable training, the issue may be reported to the board of directors and human resources where there may be additional disciplinary measures taken.

3.2.4.1   Reporting of Violations

Employees must promptly report to Compliance any violation(s) or potential violation(s) of any of the provisions of this Code. Failure to report any known violation(s) of this Code in a prompt manner will be considered itself a violation of this Code and subject to remedial action at the discretion of the Board. If in doubt about the legality or ethics of any conduct, please contact Compliance to request guidance. In addition the escalation process set forth in the AXA IM Global Incident Escalation Standard may be used for reporting purposes. If you have witnessed a violation of Federal Securities Law you may be eligible to participate in the SEC’s whistle blowing program that went into effect on or about August 2011. Under this program, the SEC may pay a monetary reward to qualified whistleblowers for the voluntary provision of original information about a violation of federal securities law to the SEC. Please see Section 3.8 for further information regarding AXA IM, Inc.’s whistleblower policy.

3.2.5	Initial and Annual Compliance Certification

Employees are required to certify that they have read and understand this Manual upon being hired and periodically thereafter, no less than annually. Employees completing an Annual Certification must certify that they understand and have complied with the policies and procedures contained herein over the preceding year.

Employees are also required to certify upon being hired, and annually thereafter, that the Employee has received, read and understands AXA IM, Inc.’s Code of Ethics (“Code”) and recognizes that the Employee is subject to the Code. Each Annual Certification will also state that (i) the Employee has complied with the requirements of the Code during the prior year; (ii) the Employee has disclosed, reported, or caused to be reported all securities transactions and securities holdings required by the Code; (iii) duplicates of the Employee’s brokerage statements and confirms are being sent automatically to Compliance and that the Compliance department has the account numbers of the Employee’s brokerage accounts; and (iv) that the Employee has reported to the CCO or another member of the Compliance staff any violations of the Code that have come to the Employee’s attention.

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AXA Investment Managers Inc. – Compliance Manual

3.3	CONFLICTS OF INTEREST

Whether on the job or in your free time away from AXA IM and/or your professional duties, nothing you do should conflict with your responsibilities to AXA IM and/or AXA IM’s clients. You should not engage in or tolerate any activity at work or at home that could reasonably negatively impact AXA IM or its client’s reputations. Misusing AXA IM resources or influence is also strictly prohibited. All AXA IM staff must understand that even when any resulting conflicts are not intended, the appearance of a conflict or impropriety can have negative effects. When taking actions, as well as completing any conflicts disclosure materials, it is crucial to consider how those actions and/or commitments might appear, and to avoid the reality and the perception of a conflict of interest.

What to do

•

Disclose all of your own outside business activities, financial interests or relationships that may either present a conflict or the appearance of one. Make these disclosures in real time when such a situation arises, as well as when asked to complete a Conflict of Interest questionnaire. At any point during the year, if your situation changes and needs to be updated or new conflicts arise, then it is your responsibility to file an amended Conflict of Interest questionnaire.

•	Use good judgment in all personal and business dealings outside your job at AXA IM.

•	Do not use for personal gain or misuse AXA IM resources, intellectual property, time or facilities—this includes office equipment, e-mail and computer applications.

•	Avoid actions or relationships that may cause potential conflicts or create the appearance of a conflict with your professional responsibilities or AXA IM’s interests.

•	Before accepting officer or director positions with an outside business while you are an AXA IM employee:

○	Consider the advantages and disadvantages to AXA IM, including the appearance of possible conflicts of interest.

○	Consider your responsibilities as a director as specified by laws and regulation.

○	Obtain applicable compliance approvals.

○

Obtain approval from both your manager and compliance when accepting not-for-profit board positions, particularly if the organization has a relationship with AXA IM or might expect AXA IM financial or other support.

○	Do not take for yourself personally any opportunities that AXA IM could have an interest in that are discovered through the use of an AXA IM position, information or property.

•	Do not agree to serve as an independent consultant or expert outside the company on business matters within the scope of your AXA IM employment.

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AXA Investment Managers Inc. – Compliance Manual

•

If you know of a possible conflict of interest involving another employee or anyone else representing AXA IM, notify a higher level AXA IM manager, legal counsel, or other AXA IM compliance specialist. Your notification may be written or oral, and it may be anonymous. See Whistleblower policy below in Section 3.8.

Real or potential conflicts of interest could potentially be reported to clients, escalated to the board of directors and/or kept as part of the Firm’s books and records. Employees who violate the spirit or the letter of AXA IM’s policies are subject to disciplinary action up to and including termination of employment. In addition, if laws are violated, employees or the company may be subject to criminal penalties (fines or jail time) or civil sanctions (damage awards or fines).

What to watch out for

Outside activities and business/financial interests

•

Financial interests in a company where you could personally affect AXA IM’s business with that company, (for example a customer, supplier or investment (e.g., an issuer of securities where AXA IM may invest)

•	Serving as an independent consultant or expert outside the company on business matters, including, but not limited to those that may be within the scope of your AXA IM employment

•	Part-time jobs, including those in which you perform using AXA IM hours or AXA IM equipment or materials

•	Using AXA IM proprietary information in an outside business or consulting activity

•	Using AXA IM facilities, equipment, e-mail, or computer applications for an outside business or consulting activity

•	Misusing AXA IM resources, your position or professional influence to promote or assist an outside activity

Not-for-profit boards

•	Serving on a board (including both for profit and non-profit organizations) that may also have involvement with investment decisions that could impact AXA IM

Customers and suppliers

•	Gifts of other than nominal value from suppliers, customers or competitors, particularly if you’re making decisions (on AXA IM’s behalf) that involve them

•

Participating on a supplier’s “advisory board” or “user group,” because it might create the appearance that you are being rewarded for granting business to the firm, or that the firm is attempting to influence your future decisions

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•	Soliciting suppliers, customers and other business relationships outside AXA IM for donations to a charity in which you are personally involved, without business/compliance approval

Friends, relatives and other personal relationships

•	Directing business to suppliers when you know they are owned or managed by your family members or close friends

•	Using office or other AXA IM resources, equipment or materials for business(es) owned by family or friends

•	Hiring, promoting or directly supervising a family member or close friend

•	Personal relationships that may conflict with your AXA IM responsibilities or compromise Company interests

3.3.1	Directorships, Outside Business Activities and Other Activities

An Employee’s service on the board of directors of an outside company, as well as other outside activities generally, could lead to the potential for impropriety, including but not limited to conflicts of interest and insider trading concerns , and may otherwise interfere with an Employee’s duties to AXA IM, Inc. Accordingly, Employees are prohibited from serving on the boards of directors of any outside company, unless the service (i) would be in the best interests of AXA IM, Inc. and (ii) has been submitted and approved by the CCO. In addition, any Employee serving on the board of a private company which is about to go public may be required to resign either immediately or at the end of the current term.

Each Director and/or Officer should seek to avoid conflicts of interest wherever possible. Full and prior written disclosure of any conflict, or potential conflict, must be made to the Compliance Department not less than annually, as well as immediately following any change in circumstances that requires similar notifications. In addition, the Compliance Department reserves the right to review and inquire into any and all such disclosures and the details therein either through direct contact and inquiry and/or through the use of supplement disclosure questionnaires and similar means of inquiry. Thereafter, the Compliance Department shall review such disclosures not less than annually and require all staff to provide updates to those existing disclosed issues, as well as any new disclosure requirements.

All Employees and those affiliated with AXA IM, Inc. must understand that each such disclosure or activity shall be analyzed by the Compliance Department to determine whether it would create any actual or potential material conflicts of interest with AXA IM’s clients. In determining whether a conflict of interest may arise, the Compliance Department may (i) consider relationships and influences that the disclosure reveals, including but not limited to third party service providers, clients and counterparties, and (ii) analyze if any such conflict can be mitigated. If not, all Employees must understand that the Compliance Department may elect to prohibit the Employee from engaging in the disclosed activity. If there are questions concerning such conflicts and/or the required disclosures, the Compliance Department should be contact for support and assessment of such situations.

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AXA Investment Managers Inc. – Compliance Manual

All Employees should be aware that such disclosures and/or information may be shared with and discussed with the LCC and/or the board of directors. Where an actual or potential conflict does arise, each director and officer should refrain from participating in the debate and/or voting on the matter, and in the extreme case of continuing material conflict of interest, may be required to resign from the Board.

Neither a Director nor an Officer may make improper use of information or their position acquired by virtue of her / his role within AXA IM. This prohibition applies irrespective whether or not the Director, the Officer or any associated person would gain directly or indirectly a personal advantage. Neither a Director nor an Officer must disclose, or be allowed to disclose, confidential information received in the course of the exercise of his/her duties as a Director or Officer, unless that disclosure has been authorized by the board of directors or is required to be disclosed by applicable laws and regulations. Matters such as disclosures, policies and procedures, and promotional programs and statistics concerning financial results or performance are particularly sensitive.

AXA IM, Inc. also discourages Employees from (i) engaging in outside business ventures (such as consulting engagements or public/charitable positions); (ii) accepting any executorships, trusteeship or power of attorney (except with respect to a family member); (iii) serving on a creditors committee except as part of the Employee’s duties at AXA IM, Inc., (iv) conducting business or transactions with third parties, including but not limited to counterparties and/or broker-dealers where an Employee may have (a) a conflict of interest, (b) an immediate family member that is employed by or is a controlling person of such third party(s), and (c) an independent ownership interest or other control position in any such third party(s). Accordingly, an Employee must not only complete on an annual basis the required outside activities certification, but obtain pre-approval from the CCO, as well as in select instances their direct supervisor or manager, prior to engaging in any of these activities if not otherwise previously disclosed on the referenced certification.

3.3.2   Related Persons

Employees’ duty to mitigate any potential or perceived conflicts of interest extends to the reporting of certain closely held personal relationships to compliance. On no less than an annual basis, employees should report any family members (including but not limited to spouse, parents, stepparents, children, stepchildren, siblings, in-laws) who are employed by the following:    i. a public company at the officer or director level; ii. a bank or broker-dealer; iii. a financial industry regulator (e.g. SEC, FINRA); iv. an affiliate of AXA IM; v. a professional services firm that provides attest, assurance or advisory services; vi. a state agency or pension board.

Please note that updates or additions to Related Persons reporting should be made in real time via MCO.

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3.3.3   Pay-to-Play Policy

3.3.3.1   Background and General Policy

The laws of the federal government, the states and their municipal subdivisions place certain restrictions upon political and certain other contributions. These restrictions may apply in particular to companies like AXA IM, Inc. that are subject to substantial government oversight and that do business with certain states and their subdivisions. Applicable law may limit or forbid certain political and other contributions and may impose reporting and other requirements with respect thereto. Contracts with clients and investors also may impose restrictions and requirements.

Rule 206(4)-5 (the “Pay-to-Play Rule”) of the Advisers Act addresses so-called “pay-to-play” practices under which direct or indirect payments by investment advisers to state and local government officials are perceived to improperly influence the award of government investment business. The Pay-to-Play Rule prohibits an AXA IM, Inc. from:

(i)

providing advisory services for compensation to a government entity client for two years after AXA IM, Inc. or certain of its executives or Employees make a contribution to certain elected officials or candidates;

(ii)

providing direct or indirect payments to any third party that solicits government entities for advisory business unless this third party is a registered broker-dealer or investment adviser itself subject to “pay-to-play” restrictions; and

(iii)	soliciting from others, or coordinating, contributions to certain elected officials or candidates or payments to political parties where the AXA IM, Inc. is providing or seeking government business.

Certain states also have pay-to-play prohibitions that in some cases may be even more restrictive than the Pay-to-Play Rule.

The purpose of the procedures outlined below in this Pay-to-Play Policy is not to prevent individual Employees of AXA IM, Inc. from exercising their right as citizens to participate in the political process. Rather, the purposes are (1) to facilitate the exercise of that right within the framework of knowledge of the requirements of both the applicable law and the applicable provisions of contracts with clients and investors; (2) to avoid the appearance of impropriety by AXA IM, Inc. and its Employees in the exercise of this right; and (3) to assist AXA IM, Inc. in becoming aware of and complying with the requirements that may be imposed upon it as a result of political contributions made by its Employees.

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3.3.3.2   Definitions

3.3.3.2.1   Contribution

“Contribution” means any gift, subscription, loan, advance, or deposit of money or anything of value (e.g., meals and entertainment) made, directly or indirectly (a) for the purpose of influencing any election for federal, state or local office, (b) for the payment of debt incurred in connection with any such election, (c) for the payment of transition or inaugural expenses of the successful candidate for state or local office, or (d) to any Government Entity or Government Official, to the extent not included in any of the preceding clauses (a), (b) and (c).

3.3.3.2.2   Employee

“Employee” includes, for purposes of this policy: (i) any and each natural person that is a general partner, managing member, director, trustee and officer of AXA IM, Inc. and any other individual with a similar status or function with respect to Advisor; (ii) each employee of Advisor; and (iii) each spouse, civil union partner, dependent child and household member, if any, of the individuals described in the preceding clauses (i) and (ii), respectively.

3.3.3.2.3   Covered Investment Pool

“Covered Investment Pool” includes: (i) any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), that is an investment option of a plan or program of a government entity; or (ii) any company that would be an investment company under Section 3(a) of the Investment Company Act but for the exclusion provided from that definition by Section 3(c)(1), Section 3(c)(7), or Section 3(c)(11) of Investment Company Act (including hedge funds, private equity funds, venture capital funds, and collective investment trusts).

3.3.3.2.4   Government Entity

“Government Entity” includes: (1) all state and local governments, their agencies and instrumentalities; (2) all state and local public universities and colleges; (3) all state, local and public pension/retirement systems and other collective government funds, including, but not limited to, participant-directed plans such as plans under Sections 403(b), 457, and 529 of the Internal Revenue Code of 1986, as amended; and (4) all departments, agencies, commissions, boards, committees, councils, actuaries, entities and other bodies that manage, administer, act in a fiduciary capacity with respect to or otherwise support any Government Entity described in the preceding clauses (2) or (3).

3.3.3.2.5   Government Official

“Government Official” means (1) any person (including any family members of such person) who was, at the time of the Contribution: (i) an incumbent, candidate or successful candidate for elective office of a Government Entity; (ii) a non-elected or appointed official of a

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Government Entity; (iii) an elected, non-elected, appointed or paid member of or candidate for (a) a Government Entity board (including, but not limited to, a board of trustees/directors and a community board), commission, committee or council or (b) a board, commission, committee or council in support of any board, commission, committee or council described in the preceding clause (a); and (iv) an employee or staff member of any Government Entity or any Government Official described in the preceding clauses (i), (ii) or (iii); and (2) any exploratory committee, candidate committee, political party, political action committee (“PAC”), party committee or other political committee or campaign finance entity, including, but not limited to, any of the foregoing established by, supporting or authorized to support: (i) any person described in the preceding clause (1); or (ii) any bills, resolutions, amendments, reports, legislative acts, political questions, vetoes, nominations, rules or regulations pending or proposed in a state, county, city or other locality, or any other matter which may be the subject of action in a state, county, city or other locality.

3.3.3.2.6   Regulated Person

“Regulated Person” means, with respect to a Government Entity: (1) an SEC-registered investment adviser that is not currently subject to the Time-Out (as defined below in Section 3.2.3.3 of this Pay-to-Play Policy) with respect to such Government Entity, (2) an SEC-registered broker-dealer that is a member of the Financial Industry Regulatory Authority, Inc. or similar registered national securities association, provided that the rules of the association prohibit members from engaging in distribution or solicitation activities if certain political contributions have been made and the SEC finds that such rules are equal to or more stringent than those imposed on investment advisers by the Pay-to-Play Rule, or (3) a municipal advisor registered with the SEC under Section 15B of the Securities Exchange Act of 1934, as amended, and subject to the rules of the Municipal Securities Rulemaking Board, provided that such rules prohibit municipal advisors from engaging in distribution or solicitation activities if certain political contributions have been made and the SEC finds that such rules are equal to or more stringent than those imposed on AXA IM, Inc. s by the Pay-to-Play Rule.

3.3.3.3   Time-Out and Pre-Clearance of Contributions by Employees

Under the Pay-to-Play Rule, AXA IM, Inc. is prohibited from providing advisory services for compensation to certain Government Entities that are clients or prospective clients for a period of two years after AXA IM, Inc. or certain Employees (as described below) make a Contribution to a Government Official of such a Government Entity for the purpose of influencing any election for federal, state or local office (the “Time-Out”).

The Time-Out will apply to AXA IM, Inc. if an Employee made such a Contribution within the two-year period prior to becoming an Employee of AXA IM, Inc., provided that a reduced six-month look-back period will apply only with respect to an Employee who has not solicited Government Entities on behalf of Advisor since becoming an Employee. Similarly, AXA IM, Inc. will be subject to a two-year Time-Out from providing advisory services for compensation to a Government Entity invested in a Covered Investment Pool for two years after AXA IM, Inc. or an Employee makes a Contribution to a Government Official of such a Government Entity for the purpose of influencing any election for federal, state or local office. In addition, state and local

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laws, rules and regulations may be even more restrictive in this regard including, among other things, applying to a broader group of Employees, applying to affiliates and affiliates’ employees, applying to solicitors and their employees and establishing longer look back periods than the Pay-to-Play Rule.

As a result of these restrictions and the potential severe consequences for non-compliance, all Employees must receive the approval of the Compliance Department before making, directly or indirectly, any Contribution to a Government Official other than Contributions to candidates for federal office or individuals currently holding federal office provided such individuals are not running for a nonfederal office that would qualify as an office of a Government Official.

Individual requests for approval must be submitted via MCO to the Compliance Department for review on portal’s Political Contribution Pre-Clearance Form (the “Pre-Clearance Form”). The CCO will forward his or her own requests for approval of Contributions to another member of the Compliance Department. Requests will be approved or denied in writing via a notification on MCO as outlined below.

For purposes of this Policy, the following activities are considered Contributions and shall require pre-approval by the Compliance Department:

•	Contributions to any candidate seeking or holding political office in any U.S. state or municipality (this includes persons seeking federal office who currently hold state or local office).

•

Political fundraising activities on behalf of any candidate seeking or holding political office in any U.S. state or municipality or soliciting or coordinating contributions to an official or candidate (this includes persons seeking federal office who currently hold state or local office).

•	Contributions to, or fundraising activities on behalf of, any political action committee - other non-national political party or committee (e.g., the Essex County Democratic Party).

•	Please note that under this policy the following activities do not have to be pre-cleared:

○	Contributions to any candidate running for federal office (U.S. House, U.S. Senate or President) as long as such candidate does not currently hold state or local office;

○	Contributions to national federal political parties. (e.g., the Republican National Committee, Democratic National Committee);

○	Making speeches to support a candidate; or

○	Volunteering time to a campaign during non-work hours.

Employees are required to notify the Compliance Department immediately whenever there is a material change of circumstances or new facts after the Employee receives approval for a Contribution but prior to the actual making of the Contribution. Under such circumstances, no Contribution shall be made by the Employee, notwithstanding the previous receipt of an approval, until the CCO has had the opportunity to review the additional information, situation and facts and evaluate the validity of the prior approval. Documentation of such follow up review will be obtained and maintained in writing by the Compliance Department.

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In general, the Compliance Department will only approve Contributions if AXA IM, Inc. does not plan on soliciting any public funds connected to the intended recipient of the Contribution or if an applicable de minimis exception or other exception applies to such Contribution. In addition, newly hired Employees are requested to complete a questionnaire related to their Contribution prior to the begin of their functional employment. See Section 3.2.3.10 below. Lastly, all Employees are trained annually on these rules and requested to reconfirm their contributions on an annual basis.

3.3.3.4	Soliciting and Coordinating Contributions

Under the Pay-to-Play Rule, AXA IM, Inc. and its Employees are also prohibited from coordinating or soliciting any person or PAC to make (i) any Contribution to a Government Official of a Government Entity to which AXA IM, Inc. provides or may seek to provide advisory services; or (ii) any payment to any state or local political party where AXA IM, Inc. is providing or seeking to provide advisory services to a Government Entity. Furthermore, a number of states and localities have similar restrictions with respect to coordinating or soliciting any person or PAC in the manner described in items (i) and (ii) of the preceding sentence.

Specific activities that may be prohibited under this section of the Pay-to-Play Policy include:

•	Consenting to use AXA IM, Inc.’s name on fundraising literature for a candidate;

•	Sponsoring a meeting or conference that features a Government Official as an attendee guest speaker and that involves fundraising for the Government Official;

•	Covering any expenses of such a meeting or conference; and

•	Paid fundraising for a Government Official.

•	Contributions to, or fundraising activities on behalf of, any political action committee (PAC) - other non-national political party or committee

Accordingly, before an Employee may engage in any of these activities, such Employee must consult with the Compliance Department to determine whether and to what extent the aforementioned restrictions may apply under the circumstances. In addition, state and local laws, rules and regulations may be even more restrictive in this regard including, among other things, applying to a broader group of Employees, applying to affiliates and affiliates’ employees, applying to solicitors and their employees than the Pay-to-Play Rule.

3.3.3.5	Use of Solicitors

The following section is meant to augment AXA IM, Inc.’s policies and procedures which govern the use and oversight of third-party solicitors and referral agents. Generally, AXA IM, Inc. may only hire a solicitor (“Solicitor”) to solicit a Government Entity on AXA IM, Inc.’s behalf if the Solicitor is a Regulated Person with respect to such Government Entity. Certain state and local Government Entities, however, completely prohibit the use of Solicitors without providing for any exceptions. Thus, before using a Solicitor to solicit a Government Entity, the CCO must

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determine whether (i) such Solicitor is a Regulated Person and (ii) such Government Entity prohibits the use of Solicitors (including whether any applicable exception may apply under the circumstances).

3.3.3.6	State and Local Lobbying Laws

Certain states and localities may require AXA IM, Inc. marketing Employees of AXA IM, Inc. and third-party placement agents/solicitors to register as lobbyists prior to contacting Government Entities and/or Government Officials. These rules are evolving rapidly. Therefore, prior to entering into discussions with any Government Entity and/or Government Official, the Compliance Department and the Legal Department shall decide whether local lobbying laws apply.

3.3.3.7	State and Local Disclosure Laws and Policies

Certain states, localities or Government Entities also may require AXA IM, Inc. to make certain disclosures prior to being awarded a contract by a Government Entity and/or Government Official. For example, in some jurisdictions, AXA IM, Inc. may be required to disclose information concerning its use of any third-party placement agents/solicitors, as well as any prior contacts with, or Contributions to, Government Entities and/or Government Officials. In the event that a contract is awarded to AXA IM, Inc. by a Government Entity and/or Government Official, some states, localities or Government Entities may require that AXA IM, Inc. make certain ongoing disclosures (similar to the types referenced in the prior sentence) during the term of the contract. Therefore, before entering into discussions with any Government Entity and/or Government Official, Employees should consult with the Compliance Department to determine whether and to what extent any such disclosure requirements may apply.

3.3.3.8	Prohibition on Doing Indirectly what Cannot Be Done Directly

Employees may not do anything indirectly that cannot be done directly under the Pay-to-Play Rule or this Pay-to-Play Policy. For example, an Employee may not attempt to circumvent the Pay-to-Play Rule or this Pay-to-Play Policy by funneling or attempting to funnel a prohibited Contribution to a Government Official through a third-party, such as a solicitor, lobbyist, attorney or consultant.

3.3.3.9	Compliance Oversight

The Compliance Department is responsible for supervising compliance with this Pay-to-Play Policy. The personal political views of the Compliance Department shall in no way influence the supervision of this policy, including the review of any Pre-Clearance Form. Employees should consult with the Compliance Department if there is any uncertainty about the application of this policy to a particular situation.

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3.3.3.10	Initial and Ongoing Reporting Requirements

3.3.3.10.1   Initial Reporting Requirements for Prospective Employees

AXA IM, Inc. will seek to ensure that the newly hired Employee obtains, completes and returns a copy of the Political Contributions Questionnaire, which is included in the Human Resources new hire initial disclosure package. The Compliance Department will review the questionnaire to ensure that the activities of the newly hired Employee do not present an unacceptable conflict to AXA IM, Inc. and will address such a conflict, if necessary, on a case-by-case basis.

3.3.3.10.2   Annual Certification Requirement for Employees

On an annual basis, each Employee is required to complete and submit an Annual Certification to the Compliance Department certifying that such Employee has complied with this Pay-to-Play Policy and has pre-cleared all Contributions in accordance with this Pay-to-Play Policy.

3.3.3.11	Reporting Violations and Potential Violations

As explained above, the consequences of violating the Pay-to-Play Rule and similar state rules can have adverse consequences for AXA IM, Inc.’s business. For example, AXA IM, Inc. may not be able to collect fees from particular clients and/or may not be able to provide advisory services to particular clients if AXA IM, Inc. or its Employees fail to comply with the Pay-to-Play Rule or similar state rules. Nonetheless, at times AXA IM, Inc. may have the ability to cure certain violations by Employees of the Pay-to-Play Rule or similar state laws. Consequently, it is extremely important that Employees who failed to pre-clear a particular Contribution report such Contribution as soon as possible so that the Compliance Department can determine if any corrective steps may be taken to prevent adverse results for AXA IM, Inc.

Any Employee of AXA IM, Inc. who becomes aware of: (a) another Employee attempting to directly or indirectly offer, give or promise to pay money, gifts or anything of value to, or for the benefit of, any Government Official (including, but not limited to, a Contribution) for the purpose of obtaining or retaining business or otherwise securing an improper advantage, or (b) a Government Official attempting to obtain money, goods or other things of value from AXA IM, Inc. or its Employees by the wrongful use of the Government Official’s position or as a condition to perform certain duties the Government Official is normally required to perform, must promptly report such attempt or request to the Compliance Department and must refrain from taking any action until advised by the Compliance Department.

Employees must immediately report any other facts or circumstances that suggest a past or ongoing violation of this policy to the Compliance Department.

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3.3.3.12   Recordkeeping

AXA IM, Inc. shall maintain documentation related to the Employees’ Contributions and other matters within the purview of this Policy in accordance with Rule 204-2 of the Advisers Act, which requires that AXA IM, Inc. make and retain for a period of five years:

•

records of Contributions made by AXA IM, Inc. and Employees to Government Officials (including candidates), and of payments to state or local political parties and PACs, listed in chronological order identifying each contributor and recipient, the amounts and dates of each Contribution or payment and whether a Contribution was subject to the exception for certain returned Contributions under the Pay-to-Play Rule;

•	a list of Employees, and the Government Entities to which AXA IM, Inc. has provided advisory services in the past five years;

•

a list of Government Entities that invest, or have invested in the past five years, in a Covered Investment Pool, including any Government Entity that selects a Covered Investment Pool to be an option of a plan or program of a Government Entity; and

•	a list of the names and business addresses of each Regulated Person to whom AXA IM, Inc. provides or agrees to provide, directly or indirectly, payment to solicit a Government Entity on its behalf.

3.4	GIFTS & ENTERTAINMENT POLICY

3.4.1	Purpose

AXA IM, Inc. has adopted this policy concerning gifts and entertainment to avoid impropriety or a conflict of interest or the appearance of impropriety or a conflict of interest. A conflict of interest occurs when the personal interests of AXA IM, Inc. Employees interferes or could potentially interfere with their responsibilities to AXA IM, Inc. and/or its clients. The overriding principle is that Employees should not accept inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Employees should not offer gifts, favors, entertainment, special accommodations or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to AXA IM, Inc. and/or its Employees. These general principles apply in addition to the more specific guidelines set forth below.

Employees should take into consideration that even the appearance of impropriety or a conflict of interest may rise to the level of illegality. Accordingly, Employees are encouraged to seek guidance from Compliance with respect to gifts and entertainment.

3.4.2	Policies and Procedures

3.4.2.1   Gifts Valued at More Than $50

No Employee may receive or give anything of value of more than $50 USD (other than entertainment, which is subject to a separate limit) per individual to/from any person employed

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by an institution with which AXA IM, Inc. does business, or would like to do business. If there are any gifts that have been received that exceed this limit, then they either must immediately be returned to the donor or remitted to the Compliance Department for proper assessment, documentation and possible disposal in accordance with AXA IM policy. Perishable goods received that have been reasonably valued in excess of $50 can be shared amongst the staff. For the sake of clarity, a non-perishable gift, valued in excess of $50, cannot be shared amongst teams in order to bring down the value per recipient.

From time to time, there may be occasions where such gifts or offers for entertainment may exceed the stated threshold, but in consultation with the Compliance or Legal Departments, may be permitted if the value is still considered reasonable. All such instances shall be approved in writing by the Compliance Department.

3.4.2.2   Approval for Gifts Valued at Less Than $50

Any Employee who receives anything of value (other than entertainment, which is subject to a separate limit) of less than $50 per individual per year from any person employed by an institution with which AXA IM, Inc. does business (e.g., a vendor or counterparty), or would like to do business, must complete a gifts and entertainment form online within MCO as soon as possible. If an Employee wishes to give a gift valued at less than $50 to any person employed by an institution with which AXA IM, Inc. does business, the Employee must first receive written approval from their line manager prior to submitting the Gifts and Entertainment form in MCO. As an exception to this policy, nominal gifts bearing a business logo (e.g. pencils, stationery, mugs) will not be subject to the Gift and Entertainment disclosure policy and MCO reporting requirements. For the purpose of gift tracking, Employees may not pay for any gift out of their own pocket, unless it is a personal gift (where such gift is not reimbursed). Compliance shall periodically monitor such gift giving for any pattern that may indicate a conflict of interest.

3.4.2.3   Valuation of Gifts

Employees should use reasonable judgment in estimating the value of any gifts given or received.

3.4.2.4   General Definition of Gifts and Entertainment without Accompaniment

Gifts shall include any item, service, favor, entertainment, special accommodation, holiday, trip, airfare, hotel stay, conference or seminar, or other thing of material value without the accompaniment of an officer or employee of the vendor or counterparty providing the gift.

3.4.2.5   Entertainment with Accompaniment

No Employee may provide or accept extravagant or excessive entertainment to or from an investor, prospective investor, counterparty, vendor or any person or entity that does or seeks to do business with or on behalf of AXA IM, Inc. Because persons may disagree regarding whether entertainment is extravagant or excessive is subjective, AXA IM, Inc. has determined that no

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Employee may provide or accept entertainment greater than (in the aggregate) $600 per year to or from any person employed by an institution with which AXA IM, Inc. does business (e.g., a vendor or counterparty), or would like to do business. Employees may provide or accept a business entertainment event, such as a sporting event, seminar or theatre performance above such aggregate limit, but the Employee must complete a gifts and entertainment form online within MCO prior to the event (rather than subsequent to the event) so that Compliance may pre-approve such request. In addition, Employees must first receive written approval from their line manager prior to accepting the entertainment and submitting the Gifts and Entertainment form in MCO. At no point may any Employee’s family or friends accompany the Employee to any entertainment received or given via their position as an AXA IM employee. Compliance shall monitor such gift giving for any pattern that may indicate a conflict of interest.

3.4.2.6   Gifts & Entertainment specific to Registered Investment Company (“RIC”) Clients

Section 17(e)(1) of the Investment Company Act of 1940 generally prohibits advisory personnel of a RIC from accepting compensation, other than regular salary or wages from the fund. The SEC states that the receipt of gifts or entertainment by such personnel should be addressed by the compliance policies and procedures of the advisers that service RICs. Therefore, under AXA IM, Inc. policies, there is a blanket prohibition of providing or accepting such remunerations from any personal associated with any RIC advised by AXA IM, Inc.

3.4.2.7   Meals/Hospitality

Business lunches, dinners and receptions may be provided or accepted provided they are reasonable as to cost, location and frequency. Employees may provide or accept meals, if the person or entity providing the entertainment is present, by completing a gifts and entertainment form online within MCO as soon as possible. Any such reasonable business lunches, dinners and receptions, which are still reportable as per the dollar and occurrence thresholds contained herein, are not counted towards the limits for general Gifts or Entertainment. All accepted business meals must be notified to the Employee’s line manager. At no point may any Employee’s family or friends accompany the Employee to any business meals received or given via their position as an AXA IM employee. Below are thresholds for meals:

•	4 times for each company per person (10 max for sales)

•	Any event reasonably valued at more than $100 per head must be pre-approved by the employee’s line manager and compliance department.

3.4.2.8   Company Visits, Conferences and Seminars

Staff may attend company visits, conferences, seminars and other events arranged by issuers or counterparties, but a good faith effort must be made by AXA IM to reimburse all costs of travel and accommodation. Where this is determined not to be practicable and attendance is considered to be in the best interests of AXA IM’s customers, the circumstances should be recorded and the attendance to the event must be approved by the individual’s line manager following the process described in local policies.

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In the case of purely professional events, or when AXA IM arranges visits to its offices to provide professional training to external parties like clients, it can be accepted that AXA IM pays for travel and accommodation under limited circumstances (e.g. clients of distribution offices when it is not practical to organize the events in their countries): these instances are subject to pre-approval from the Line Manager following the process described in local policies. However, it must be ensured that travel and accommodation paid are in line with AXA IM’s own travel policies, are limited to the length of the professional event and do not cover family or friends of the guest. Records must be kept to demonstrate that the full length of the trip corresponded to a professional event.

Specific details of AXA IM Inc.’s travel and hospitality standards can be found on within the AXA IM Inc. Travel Policy.

3.4.2.9   Cash

No Employees may give or accept cash gifts or cash equivalents to or from any person or entity that has an existing or potential business relationship with AXA IM, Inc.

3.4.2.10   No Quid Pro Quos

Regardless of the value of the gift or entertainment, Employees should never condition a decision to do business, or the terms under which they will do business, on their receipt of gift or entertainment. Similarly, Employees should never provide a gift or entertainment subject to the condition that an Employee of a client will, because of such gift or entertainment, decide to do business with AXA IM, Inc., continue to do business with AXA IM, Inc., or do business with AXA IM, Inc. on terms different than would have been the case in the absence of such gift or entertainment.

3.4.2.11   Solicited Gifts

No Employee may use his or her position with AXA IM, Inc. to obtain anything of value from a client, vendor, counterparty or any other person or entity with whom the Employee refers business, or any other entity with which AXA IM, Inc. does business.

3.4.2.12   Union Officials

Special Department of Labor reporting requirements apply to service providers, such as investment advisors, to Taft-Hartley employee benefit funds. Those service providers must make annual reports detailing virtually all gifts and entertainment provided generally to unions, their officer, employees and agents, subject to a de minimis threshold. Accordingly, Employees must receive pre-approval from Compliance for gifts and entertainment provided to such persons.

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3.4.2.13   US State and Municipality Public Pension Plans

Many US states and municipalities have adopted laws and regulations that affect how investment managers may solicit investment advisory business, including investment in sponsored public and private funds, from the state agencies and municipalities that administer employee benefit plans and other state investment vehicles.

Many state statutes and regulations are far more restrictive than the SEC Pay-to-Play rule (which applies to any gifts or other contributions of value made for the purpose of influencing any election for federal, state or local office). For example:

Types of gifts covered:

•

Trustees, investment officers and employees in a position of investment discretion over a state retirement system are often prohibited from soliciting or accepting anything of value, including reimbursement of expenses, meals, entertainment and the like, and state statutes may contain detailed descriptions of what may or may not be included.

•	In many states, violation of gift statutes is a crime for both the recipient and the donor.

•

Many states have de minimis (i.e., less than $50; in some cases, less than $10) exceptions to gift prohibitions; some states have no de minimis exception. For example, In New York City, the Comptroller has implemented a policy prohibiting employees of the Comptroller’s Office from accepting any gifts (including, but not limited to, meals and entertainment, loans, travel, hospitality or any other thing) whatsoever from any person or firm doing business or seeking to do business with the City.

Purpose of contribution:

•	State laws typically prohibit contributions made for any purpose (not only for the purpose of influencing an election).

Before an any AXA IM Employee gives/receives any gifts and/or entertainment to/from an individual working for a government entity, Compliance must be informed in order for a suitable assessment to be performed. Please see Section 3.23 for further information on the Pay-to-Play Policy and AXA IM requirements when interacting with government officials.

3.4.2.14   Anti-Bribery

In accordance with AXA IM Group’s Anti-Bribery and Corruption Standard, the commission or acceptance of bribery by any Employee, or any associated person acting on behalf therefor, is prohibited. Bribery may be defined as an act to corruptly pay, offer or promise anything of value (or to authorize such actions) to any person, directly or indirectly, for the purpose of influencing that person’s decision to obtain or retain business or any other improper advantage or opportunity which provides for or creates a competitive advantage.

In conducting its operations, AXA IM entities must not award or seek business or make particular business commitments based on improper personal incentives. All employees have an obligation to transact business on the merits of the products and services offered, and not on factors that improperly benefit the employee or counterparty.

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3.4.2.15   Facilitation Payments

The use or making of facilitation payments by any Employee or any party acting on behalf of AXA IM, Inc. or any Employee is prohibited. A facilitation payment is a payment made to a government or administrative office to obtain or retain business or avoid potentially costly delays in transactions or business operations. They are made to obtain routine services, permissions or approvals from persons in their official capacity who provide said services as part of their customary duties and responsibilities. Facilitation payments are often illegal in countries in which they are typically paid, making such payment a possible violation of local law. Examples include:

•	Processing government paperwork including customs, immigration clearance, licensing and registration;

•	Providing routine government services such as police protection;

•	Issuing of business approvals, licenses, permits, etc.; and

•	Installation of public utilities such a telephone, power, etc.

3.5   PERSONAL TRADING ACTIVITY

3.5.1   General Requirements for Employee’s Securities Transactions

AXA IM employees are permitted to invest for their own account, provided that such investment activity must always comply with applicable regulations and must be carried out in a manner consistent with AXA IM’s policies and procedures. In addition, personal securities transactions must avoid even the appearance of a conflict of interest. The procedures and guidelines below establish the oversight, reporting obligations and additional rules of conduct which must be adhered to by AXA IM’s employees as determined by the management of AXA IM, including but not limited to those employees that may have potential access to current portfolio trading information. Accordingly, Employees must comply with the personal trading policies and procedures set forth in the Code and any other applicable AXA IM standard and must be aware that any and all violations of the Code (both material and immaterial), such standards and/or personal trading or transactional activities executed outside of the obligations contained within such Code may be reported to the LCC or the board of directors, of both.

All requirements of this policy pertain to each employee’s transactions and transactions of Access Person Accounts, which includes the employee, his/her spouse, minor child, other household members, accounts subject to an employee’s discretion and control, or other accounts in which an employee may have a beneficial interest and/or the ability to influence transactions or control.

Pre-clearance and reporting of personal securities transactions/holdings and other rules under this policy do not relieve employees from responsibility for compliance with the proscriptions against insider trading and tipping set forth in Section 3.4.

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3.5.2   Prohibition Against Fraudulent Trading Activity

As a general matter, it is a violation of federal law and the policies of AXA IM, Inc. for any of its Employees to engage in any act, practice or course of business in connection with the purchase or sale of any securities for an Employee Account which violates any of the Federal Securities Laws designed to prevent fraudulent, deceptive, or manipulative acts. Two common examples of such prohibited activities are described below. However, any fraudulent practice in connection with the purchase or sale of securities for Employee Accounts is prohibited by the Federal Securities Laws and AXA IM, Inc.

Employee Account is defined at the end of this Code. However, generally, it includes but is not limited to 1) each Employee’s personal account; and 2) any account of any member of an Employee’s family residing with him/her; or 3) any other account including a trust or partnership, over which the Employee or his or her family member exercises investment discretion.

3.5.3   Common Example of Fraudulent Personal Trading

General Prohibition Against Front-Running

The practice of trading on the basis of the anticipated market effect of trades for Client Accounts, which is known as “front-running,” or “scalping,” is a violation of the Federal Securities Laws. Examples of front-running or scalping include:

1)	An Employee Account uses knowledge of a future purchase of a security for a Client Account and acquires direct or indirect ownership in the security before the Client Account buys the security.

2)	An Employee Account uses knowledge of a future sale of a security by a Client Account and sells (short or long) the security before the Client Account sells the security.

While not considered front-running, using knowledge of upcoming AXA IM transactional activity to delay an intended personal securities transaction in the same issuer is also against the Personal Securities Trading Policy. Please note that the AXA IM Inc. Compliance Department reviews any correlation between firm and Employee trading activity in order to identify scenarios in which an Employee has traded the same issuer and/or assets in both the same or opposite direction of the firm. The Compliance Department reserves the right to make an independent inquiry to determine the facts of these scenarios.

3.5.4   General Prohibition Against Trading Client Accounts to Benefit Employees

The practice of trading a Client Account for the purpose of benefiting an Employee’s Account is prohibited by the Federal Securities Laws. All Employees must understand that personal trading requests, in addition to other compliance, operational or risk controls, are also confirmed with the support of the operational team to ensure that there are no open, pending or other client order that could result in a prohibited activity or other prohibition. If such circumstances arise, then the Compliance Department reserves the right to not only deny the requested transaction, but also may make independent inquiry to determine the facts of the underlying request.

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3.5.5   AXA Group Blackout Period

The AXA Group Compliance and Ethics Guide (the “Guide”) includes a Policy Statement on Trading in AXA Group Securities (the “Insider Trading Policy”) which requires certain persons who have regular access to material non-public information about AXA not to trade (i.e. buy or sell including sales upon exercise of options) in AXA securities (i.e. ordinary shares, ADS, debt securities or derivatives) during the 30-day period before its annual or half year earnings releases and during the 15-day period before its quarterly financial information releases.

AXA IM has taken the decision to apply the AXA Group Blackout periods to all AXA IM employees globally. Consequently, transactions involving AXA securities are prohibited during the “sensitive period” which are communicated to all AXA IM employees once defined.

3.5.6   Ban on Short-Term Trading/ Holding Period

Employee Accounts are not allowed to profit from the purchase and sale, of the same security or to have a roundtrip purchase and sale of the same security within 30 calendar days, on a first-in, first-out basis.    Compliance may acquiesce to such short-term trade if the employee requests the exception in writing and if the sale is at a loss to the Employee Account. Any profits realized on such short-term trades may be required to be disgorged.

3.5.7   Additional Prohibited Transactions – Personal Trading

In addition to the prohibitions detailed above, Access Person Accounts are also prohibited from executing the following transactions:

•	A transaction would constitute Insider Trading

•	A security/issuer that is on the Restricted List or Watch List, as applicable

•	Initial Public Offerings

•	Initial Coin Offerings or any cryptocurrency transactions

•	Futures

•	Short selling

3.5.8   Pre-clearance of Personal Securities Transactions

Access Persons must pre-clear all trades in Covered Securities and/or other private transactions in their Access Person Account including, without limitation, transactions in Limited Offerings, or private placements in the manner described below unless the trade falls under one of the exemptions described below or is otherwise specifically exempted by the Compliance from these requirements. However, these clearance requirements do not apply to: (i) Non-Reportable Securities, as defined herein (most commonly Open End funds such as mutual funds and some, but not all, ETFs; bank certificates of deposit; direct obligations of the United States Government) (ii) the receipt of gifts or bequests of securities (i.e. those which are entirely not controlled by the owner of the Access Person Account) or (ii) any of the applicable transactions listed within MCO. If any such pre-clearance request is granted, the permission is valid on the day of the approval and next business day. If any such approved trade requests are not executed within such window, then all Access Person must resubmit the request for another preapproval before taking any further actions. If an Employee is setting a limit order, he or she is responsible for monitoring the execution of the order and ensuring that the execution is covered by an unexpired preclearance approval. If the order does not execute within the approval window, a new preclearance approval is needed.

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Except as otherwise set forth herein, before an Access Person or his or her family member executes a trade for an Access Person Account in a security, the Access Person must obtain consent from Compliance either in writing or through Compliance’s online pre-clearance system, MyComplianceOffice (MCO). The designated compliance officer for preclearance may only grant such consent if the proposed trade does not violate the blackout period, described above in Section 3.4.5, above, and if the trade does not involve an issuer on the Restricted List. Before granting such consent the designated compliance officer for preclearance must also consider whether there is any other conflict of interest that should prevent the Access Person from transacting in the security.

Please note pre-clearance and reporting is required using private placement form in MCO, when investing in crowdfunding contracts that represent/operate like offerings of similar vehicles that constitute as investment contract.

Please note, those employees that are on maternity or paternity leave or any other kind of leave are obligated to pre-clear on all their trade during leave.

Due to nature of the business AXA IM Inc. is in, compliance is obligated to enhance due diligence in all personal trade requests in Fixed Income trade request.

3.5.9   Reporting of Personal Securities Transactions by Access Persons

Persons are under a duty to complete and provide the reports described below unless specifically exempted by the Compliance Department.

3.5.10   Initial and Annual Holdings Reports

All Access Persons are required to report or provide access to brokerage accounts that either may transact in or hold any Covered Securities for which the Access Person has any direct or indirect Beneficial Ownership Interest.

For Access Persons with account(s) to which Compliance has been given access to review through MCO , such Access Persons must submit an electronic acknowledgement, within 10 days of becoming an Access Person and on annual basis in each year thereafter, confirming that each account to which Compliance has review access is the correct Access Person Account and that there are no accounts to which Compliance does not have review access. Access granted through MCO shall provide no less information than is required by the Initial and Annual Holdings Reports, as set forth below.

For Access Persons with accounts not described in paragraph (a) above, Initial Holdings reports must be submitted by such Access Person prior to 10 days of either starting employment or becoming an Access Person, with information current as of a date no more than 45 days prior to the date that person became an Access Person, and annually thereafter. Annual Holdings Reports must be submitted to Compliance on or before February 14 of each year and the

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information contained in the Annual Holdings Report must be current as of a date no more than 45 days prior to the date the Annual Holdings Report is submitted. The Initial and Annual Holdings Reports must contain, at a minimum, the following information:

•	the title and type of Covered Security, and as applicable the exchange ticker symbol or CUSIP number;

•	number of shares, and principal amount of each Covered Security in which the Access Person has any direct or indirect Beneficial Ownership Interest;

•	the name of any broker, dealer or bank with which the Access Person maintains an account in which any Securities are held for the Access Person’s direct or indirect benefit; and

•	the date the Access Person submits the report.

In lieu of providing information regarding required Covered Securities holdings and account information on the Initial and Annual Holdings Report, an Access Person may submit a duplicate account statement containing all the information required in the Report provided that the Access Person checks the appropriate box on the Initial and Annual Holdings Reports indicating that the Access Person has submitted the account statements and signs and submits such Reports and account statements in a timely manner. The Initial Holdings Report form and the Annual Holdings Report form are both contained in MCO. If you have a question about whether you have a Beneficial Ownership Interest in a security, please contact Compliance.

3.5.11   Quarterly Transaction Reports

Within 30 days after the end of each calendar quarter, each Access Person with an account not exempted from the list contained in MCO must complete and submit a Quarterly Transaction Report to Compliance (provided that he does not otherwise have access to the relevant Access Person Accounts through compliance’s online portal) that contains, at a minimum, the following information (if applicable) regarding each transaction in a Covered Security in which the Access Person has a Beneficial Ownership Interest:

•	the date of the transaction;

•	the title, and as applicable the exchange ticker symbol or CUSIP number;

•	interest rate and maturity date;

•	number of shares, and principal amount of each Covered Security involved;

•	the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

•	the price of the Covered Security at which the transaction was executed;

•	the name of the broker, dealer or bank with or through which the transaction was executed; and

•	the date the Access Person submits the report.

The Quarterly Transaction Report form is contained in MCO. If you have questions about whether you have a Beneficial Ownership Interest in a security, please contact Compliance.

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3.5.12   Exceptions from Reporting Requirements

  An Access Person is not required to submit a transaction report with respect to transactions effected pursuant to an automatic investment plan.

3.5.13   Managed Discretionary and Roboadvised Accounts

A Managed Discretionary Account (”MDA”) is a personal brokerage account that is owned or controlled by an Access Person who authorizes a financial advisor, professional money manager, or portfolio manager to select assets and execute transactions within their account. Due to the setup of these accounts, Access Persons may have the ability to exert influence over the securities selection in these accounts. If an Access Person directly or indirectly influences transactions in their MDA, this account is considered to be an Access Person Account.

At the establishment of an MDA, and on an annual basis thereafter, Compliance must receive a Discretionary Account Letter and an Agreement from the third-party manager / advisor, who manages account(s) on behalf of the Employee, or household member. At a minimum, the Discretionary Letter must state that the Access Person did not exercise direct or indirect influence or control over that trust or account. If necessary, Compliance may request additional information from the third-party manager, including but not limited to obtaining information about a trustee or third-party manager’s relationship to the Access Person.

A Robo-advised account is a personal brokerage account that uses an algorithmic rebalancing tool to effect transactions on an Access Person’s behalf.    Robo-advised accounts shall be subject to the same non-discretionary account certifications as Managed Discretionary Accounts. Access Persons shall certify on no less than an annual basis that they are unable to direct or influence transactions in these accounts.

3.5.14   Periodic Certifications and Trainings

On no less than an annual basis, all Access Persons must complete an attestation of reportable accounts, holdings and potential conflicts of interest via MyComplianceOffice (MCO). Failure to complete a requested certification within 30 days of issuance is considered a breach of the Code of Ethics and may result in issuance of compliance warning memo. Those employees who are on leave (maternity, paternity, disability leave, or any other kind of leave) are not responsible for completion complete certifications until they return to work.

Similarly, upon hire and no less than annually thereafter, Access Persons will be required to attend a mandatory Compliance training session to review the applicable regulatory oversight and policies of AXA IM. Access Persons will also be responsible for the timely completion of any E-Learning assignments mandated and/or distributed by the Global Compliance team. Escalation and/or disciplinary action may be taken in the event an Access Person does not timely complete a required compliance training session—whether virtual or in-person.

3.5.15   Mandatory Closing Out of Employee Positions

AXA IM, Inc. reserves the right to require an Employee to liquidate or otherwise close-out a position in an Employee’s personal account at the Employee’s expense if it is determined that any of their investments violate any of the provisions of this Code. Even though a particular transaction may not be explicitly prohibited by this Code, AXA IM, Inc. reserves the right to restrict trading in any financial instrument and/or require an Employee to liquidate any position held in any Employee Account (whether at a profit or loss) and disgorge any profit earned.

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3.5.16   Monitoring and Compliance Review

Compliance shall review the account statements and the reports required to be made pursuant to the reporting section of this Code and the preclearance documents completed by Access Persons pursuant to Section 3.4.10 above. Following such review, Compliance may report findings to the Local Control Committee and/or the Board.

Compliance shall maintain a list of Access Persons as defined in Rule 204A-1 under the Act. Such list shall be updated as appropriate.

AXA IM, Inc. is required by law to keep a record of all violations of the Code including the failure by an Employee to submit a transaction or holding reports in the manner required by the Code. In addition, Employees should be aware that AXA IM, Inc. may also have a contractual and/or legal duty to report any such violations (both material or immaterial) to third parties, including, but not limited to clients. Employees should also be aware that applicable regulators and/or clients may have access to such records during an examination or upon request. Any such reporting will be conducted as follows:

•	Personal Account dealing information may be used / shared anonymously;

•	Personal Account dealing information may be used / shared on a non-anonymized basis if requested by the SEC;

•	Personal Account dealing info may be used / shared on a non-anonymized basis if requested by a client that has such a contractual right to request such information, following:

○	A formal request by such client,

○	Such request has a basis in regulation; and

○

Where appropriate, as determined by the firm in its sole discretion, a formal investigation by local compliance and, if applicable, the compliance team where such requesting client is based and/or the global compliance team.

3.6   INSIDER TRADING

3.6.1   Purpose

AXA IM, Inc. is required to establish, maintain and enforce policies and procedures to prevent the misuse of material, nonpublic information (“inside information”). These requirements are included in the Insider Trading and Securities Fraud Enforcement Act of 1988. AXA IM, Inc. and its parent companies have established policies and procedures reasonably designed to prevent the misuse of inside information considering AXA IM, Inc.’s business, structure, size and other relevant factors.

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3.6.2   Scope

3.6.2.1   Who Is an Insider?

The concept of “insider” is broad. AXA IM, Inc. may be deemed an insider when it comes into possession of inside information through its various business activities. AXA IM, Inc. will remain an insider as long as it has inside information. Employees can also be insiders if they have inside information. In addition, a person can be a “temporary insider” if they enter into a special confidential relationship in the conduct of AXA IM, Inc.’s affairs and as a result is given access to information solely for AXA IM, Inc.’s purposes. A temporary insider can include, among others, AXA IM, Inc.’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, AXA IM, Inc. may become a temporary insider of a company it advises or for which it performs other services. The company must expect AXA IM, Inc. to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before AXA IM, Inc. will be considered an insider. Insider can be also a person subject to The Stop Trading on Congressional Knowledge Act (STOCK Act) that prohibits members and employees of Congress from using non-public information derived from their official position for personal benefits.

3.6.2.2   What Is Material Information?

Trading on inside information is not a basis for liability unless the information is material.

“Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his investment decisions, or information that is reasonably certain to have a substantial effect on the price of the securities. Information that Employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments. Material information does not have to relate to the company’s business. For example, certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security has been considered material by U.S. courts. In one case, a Wall Street Journal (the “WSJ”) reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the WSJ and whether those reports would be favorable or not.

3.6.2.3   What Is Non-public Information?

Information is nonpublic until it has been effectively communicated and broadly disseminated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The WSJ or other publications of general circulation would be considered public.

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3.6.2.4   Prohibitions Relating to Insider Trading

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

•	Trading by an insider, while in possession of material, nonpublic information.

•

Trading by a non-insider, while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated.

•	Communicating material, nonpublic information to others.

3.6.2.5   General Policy

AXA IM, Inc. strictly prohibits Employees from effecting securities transactions while in possession of inside information. If Employees receive inside information, they should immediately report the matter to Compliance for further review.

Employees who have inside information are prohibited from trading on that information, whether for the account of AXA IM, Inc. or any client, or their own account, any accounts in which they have a direct or indirect beneficial interest (including accounts for family members) or any other account over which they have control, discretionary authority or power of attorney.

Employees are also prohibited from disclosing such information to others. The prohibition against insider trading applies not only to the security to which the inside information directly relates, but also to related securities, such as options or convertible securities.

These procedures apply to all Employees.

3.6.2.6   Guidelines

3.6.2.6.1   Learning of Inside Information

It is not illegal to learn inside information. It is, however, illegal for Employees to trade on such information or to pass it on to others who have no legitimate business reason for receiving such information.

3.6.2.6.2   The Restricted List - Steps to Follow If Potentially Exposed to Inside Information

If, after consideration of the above, an Employee believes that he or she has learned inside information that is material and nonpublic, or if an Employee has questions as to whether the information is material and nonpublic, you should contact Compliance immediately through the compliance portal at https://www.mycomplianceoffice.com/customer/portal:

In most instances, the PMs “execute” / agree to confidential restrictions in order to receive / discuss such information from the origination or other private sources and Compliance reviews and approves these agreements, as applicable.

The MNPI is logged into MCO, which identifies:

•	the issuer / public entity name;

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•	the PMS that have access to the MNPI;

•	the circumstances, source(s) and circumstances in which the MNPI was obtained;

•	the date when it was rec’d and when it is anticipated to expire; and

•	for Compliance maintenance, the name / ticker of the issuer.

Compliance reviews the MCO submission and either approves or denies it. If denied, Compliance then follows up with the submitting PM(s) to obtain the missing info / address the questions resulting in the denial. If approved, the name(s) are:

•	entered on the Restricted List (“RL”) maintained within MCO, as well as the appropriate AXA IM, Inc. internal systems;

•	fed to operations and trade support, who then code the names into the front office, middle office and trade support systems;

•	activated so that trades in the newly listed RL names are flagged and blocked by the systems until the name is removed from the RL;

•

restricted such that access to the RL is limited to the named US PMs, the US trading desk and related US operational support staff and can’t be accessed by the UK (other foreign PMs / trading desks); and

•

fed into post trading system, which is limited in its use and accessibility through a licensing system such that it can’t be accessed by the UK (other foreign PMs / trading desks) to ensure there is also a post trade review.

The MNPI is maintained on the AXA IM, Inc. US network, which is inaccessible to all but a limited number of specific non-US AXA IM staff. In order to secure the MNPI from even those limited Employees referenced above, the PMs will be instructed to save all MNPI in specific, dedicated folder(s) that have been restricted such that no access may be permitted outside previously authorized users. This includes executives outside the AXA IM US network that may otherwise have access to the AXA IM US network. The access is blocked in real time for all non-US AXA IM staff. If any inquiries are made from non- US AXA IM staff concerning names in which the US maintains, no information shall be given or discussed.

AXA IM, Inc. staff shall contact US Compliance immediately to discuss if any other non-US AXA IM staff (e.g., other foreign PMs / trading desks) should be restricted. If in the rare instance non-US AXA IM staff contact the AXA IM, Inc. US PMs / traders to discuss a particular issuer or entity in any amount of material detail and that issuer or entity happens to be on the RL, then AXA IM, Inc. will be obligated to inform Compliance of that discussion and the specific desk that made such inquiries will have to be restricted. Compliance will liaison with its own compliance counterparty to ensure the restriction is effective. Finally, you must not trade the security or disclose the information you have learned without consulting Compliance.

3.6.2.6.3	Departmental Access to MNPI and/or Confidential Information and Discussions between Asset Management Departments

From time to time, select managers from different asset management departments may elect to share information, research, credit issues or other information concerning third party

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Issuers of both public and private securities. In addition, such managers may also want to access MNPI and/or private and confidential information on a specific Issuer, which would then require either the Issuer name to be included on the RL or the Watch List as per the procedures herein, as the case may be, or if the Issuer has not accessed the public markets, then the manager (and by association, AXA IM, Inc.) may be bound by other confidentiality and/or non-disclosure obligations. In either case, these procedures are intended to outline the manner in which such sharing and/or accessing shall be completed and monitored in order to ensure that AXA IM, Inc. or either of the respective asset management departments are not tainted, conflicted or in violation of applicable rules and regulations, as well as any agreed contractual obligations. All such discussions and or accessions are permissible if any and all information shared is either of a public nature if the subject Issuer has otherwise accessed the public securities markets or is not otherwise restricted by these policies or procedures or some other contractual or confidential obligations.

In the course of such information sharing and discussions, one of the asset management departments may have the opportunity or the business need to access either MNPI (if the Issuer has accessed the public markets) or private and confidential information (if the Issuer has not accessed the public markets, but has access to private or unregistered markets) of specific Issuers. In such a case, these procedures are designed to ensure that such departments are aware of the steps and actions that are required to be taken and when any sharing of information is permissible.

Therefore, these procedures are designed to: (a) learn about which Issuers’ any such department(s) may desire to access MNPI and/or private and confidential information; (b) ensure there is consistent agreement between any effected departments that such MNPI and/or private and confidential information can or should be accessed; (c) upon such agreement, integrate such Issuers into the Restricted List procedures and compliance oversight policies contained herein, and (d) address the manner in which such information may be shared across departments.

When a manager in a specific department decides that they would like to access MNPI and/or private and confidential information on a specific Issuer, then that manager shall liaise with their own department head (or their designee) and ensure that such a request is supported on an intra-department basis. If so, then the manager and the department head shall discuss the interest with all other department heads (or their designee) that may be impacted by such a decision to ensure that not only any such accession will be in the best interests of both AXA IM, Inc. and its clients, but also that it does not place unnecessary or unreasonable burdens on AXA IM, Inc., or any of its asset management departments.

Following the meeting between the requesting department personnel and the personnel of any other impacted department(s), where the intent is to reach a firm-wide consensus on whether to access such MNPI and/or private and confidential information, the requesting department manager shall immediately notify the Compliance Department of the results of the meeting and the decision made. Please note that no access or sharing shall be permitted until the Compliance Department is properly notified as provided herein.

If the meeting resulted in agreeing to permit access to any MNPI for a public Issuer, then the procedures to notice and update the Compliance Department and the Restricted List shall be followed. If the meeting resulted in agreeing to permit access to any private and confidential information for a private Issuer, then the procedures to notice and update the Compliance Department as set forth below shall be followed.

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Periodically, Compliance will look to audit these procedures to ensure that those Issuers where MNPI was agreed to be accessed are being properly maintained on the Restricted List and within the relevant operational systems Compliance shall document any and all exceptions and actions taken that shall be maintained in the Compliance Department files in accordance with the applicable books and records retention rules and obligations.

3.6.2.6.4	Structured Finance Access to Private Information

AXA IM Leveraged Loans & Private Debt department in the US and France both have access to private information that has been made available by issuers of such interests through various tools, websites or other information aggregation sites.

Access to both private and public information within the same team, or even within the same company, may create an insider trading risk. Indeed, while insider trading risk applies to listed securities and financial instruments, whose value depends on the market transacting in such securities, private information received by portfolio managers for companies that also have accessed the public securities market(s) could be used by them or other portfolio managers, or even any other third parties, in order to take advantage of such information while dealing with existing financial instruments or loans.

As private information received by the Leveraged Loans & Private Debt in Paris or in Greenwich may have a significant effect on the value of publicly dealt financial instruments of the issuer concerned, the AXA IM compliance department applies similar insider information policies, procedures and access rights restrictions to private information regarding an issuer’s private issuances as those applicable to an issuer’s public issuances.

When answering bank solicitations concerning sectors, performance, investment history, etc., the Leveraged Loans and Private Debt in Paris or in Greenwich can decide to be either for a specific issuer:

-	Public only: where analyst and/or portfolio manager deal only with public information;

-	Private: where analyst and/or portfolio manager may have access to material non-public information (i.e., inside information), in addition to any access to public information;

Given the above realities and the manner in which the Leveraged Loans and Private Debt teams in Paris and/or in Greenwich have elected to establish their business, AXA IM Paris and AXA IM Inc. maintain policies and procedures to control the circulation, use, and the management of any and all private information accessed by the Structured Finance teams. These policies and procedures are applicable:

i.	Between US public Fixed Income and US Structured Finance teams

ii.	Within Leveraged Loans and Private Debt department in Paris;

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iii.

Between the Leveraged Loans & Private Debt department in Paris and the Leveraged Loans & Private Debt department in Greenwich, as well as any other portfolio management and/or trading teams and their underlying activities in either or both locations.

Further details of this controls are detailed in the Information Barrier Procedures between AXA IM SF Leveraged Loans & Private Debt in Paris and Greenwich

3.6.2.6.5	Investigations of Trading Activities

From time to time, the Exchanges, FINRA, and SEC may request information from AXA IM concerning trading in specific securities. Requests for information should be immediately referred directly to the CCO and/or the Head of AXA IM, Inc. You may be asked to sign an affidavit that, at the time of such trading, you did not have any inside information about the securities in question. AXA IM, Inc. may submit these affidavits to the Exchanges, FINRA, or SEC.

3.6.2.6.6	Discussions with Bond Issuers

From time to time, AXA IM, Inc. takes significant positions in the U.S. high yield and the U.S. corporate investment grade debt markets. In its oversight of such positions, AXA IM, Inc. may contact issuers directly to suggest transactions (e.g., refinancing, special situations, etc.). A record of each such conversation that involved (or may have involved) the disclosure of material, non-public information or otherwise sensitive or confidential information must be submitted to Compliance through compliance’s online MCO portal.

In general, it is AXA IM, Inc. policy that any Employees who believe that they may have learned inside information that is material or nonpublic in the course of conversations with issuers or other parties must notify Compliance immediately of such information.

3.6.2.6.7	Expert Networks

AXA IM Inc.’s Employees may consult with paid (or unpaid) industry experts as part of the Company’s investment research and assessment process. The Company typically contacts such consultants through Third Bridge or the Gerson Lehrman Group, Inc. (“GLG”). Broker-dealers may also arrange for such meetings.

Employees who wish to speak with an industry expert must:

•	Provide biographical information about the expert to the CCO;

•	Obtain written pre-clearance from the CCO;

•	Tell the expert at the beginning of the meeting about the topics that are likely to be discussed and confirm that the expert is not conflicted and can discuss such topics;

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•	Tell the expert at the beginning of the meeting that AXA IM Inc. does not want to receive any information:

○	about the expert’s employer or affiliated entities,

○	about the expert’s prior employers, or affiliated entities, of the expert during the past six months;

○	that the expert is prohibited from disclosing; or

○	that may be Material Nonpublic Information.

•	Confirm if the expert is a Client or an Investor;

•	Ask the expert whether he or she is permitted by his or her employer to engage in paid consultations; and

•	Immediately report the receipt of any potentially Material Nonpublic Information to the CCO.

Certain of the above items may be accomplished by requiring that the relevant expert complete a questionnaire/certification prior to each call. AXA IM Inc. anticipates that the CCO will not approve any conversations about an issuer with an expert who worked for the issuer during the past 12 months.

Before approving any conversations arranged by Third Bridge, GLG, or other similar third-party service provider, the CCO will obtain and review the relevant company’s policies prohibiting experts from disclosing Material Nonpublic Information. The CCO may also periodically attend meetings or join conference calls with industry experts in order to understand the types of information that are discussed, review sampled email correspondence involving industry experts, monitor the frequency with which various experts are being used, and/or compare particularly profitable trading to AXA IM Inc.’s past contacts with industry experts. Procedures to Detect and Prevent Insider Trading

The role of Compliance is critical to the implementation and maintenance of AXA IM, Inc.’s procedures against insider trading. Supervisory procedures can be divided into two classifications, prevention of insider trading and detection of insider trading.

3.6.2.6.8	Detection of Insider Trading

To detect insider trading, the Compliance Department will periodically:

•	Review the personal trading activity of Employees, and

•	Review trading activity of AXA IM, Inc.’s own account.

3.6.2.6.9	Prevention of Insider Trading

To prevent insider trading, the Compliance Department will:

•	Provide, on a periodic basis, training programs to familiarize Employees with AXA IM, Inc.’s insider trading procedures.

•	Answer questions regarding AXA IM, Inc.’s insider trading procedures.

•	Resolve issues of whether information received by an Employee is material and nonpublic.

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•	Update as necessary AXA IM, Inc.’s Insider Trading Policy.

•

When it has been determined that an Employee has material, nonpublic information, then AXA IM, Inc. shall prevent dissemination of such information and, if necessary, restrict Employees from trading the securities.

•	Maintain a Restricted List

•	Require prior written approval before an Employee may serve on a board of directors or other governing board of a publicly traded company.

•	Maintain a record in the Compliance portal of all incidents brought to the attention of Compliance when inside information was received by an Employee of AXA IM, Inc.

3.6.2.7   Penalties for Insider Trading

Penalties for trading on or communicating material, nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all the penalties below even if they do not personally benefit from the violation. Penalties include:

•	Civil injunctions.

•	Treble damages.

•	Disgorgement of profits.

•	Jail sentences.

Fines for the person who committed the violation of up to three times the profit gained, or loss avoided, whether or not the person actually benefited. Fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

Any violation of this policy statement can be expected to result in serious sanctions by AXA IM, Inc., including dismissal of the person(s) involved, as well as possible reference to the SEC or other appropriate law enforcement agency.

3.6.2.8   Conclusion

AXA IM, Inc. has a vital interest in its reputation, the reputation of its Employees, and the integrity of the securities markets. Insider trading destroys that reputation and integrity. AXA IM, Inc. is committed to preventing insider trading and to punishing any Employee who engages in this practice or fails to comply with the above steps designed to prevent trading on or disclosing of inside information. These procedures are a vital part of AXA IM, Inc. compliance efforts and adherence is mandatory.

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3.6.3   Restricted List

3.6.3.1   Maintenance of Material Non-Public or Insider Information / The Restricted List

Compliance will maintain the Restricted List (“RL”), and, if appropriate, the trade support and / or the investment guidelines for proper adherence and monitoring. The RL policy contains clear guidelines as to when securities should be added to or deleted therefrom, the date of such actions, the reasons for such actions, the persons aware of the action, and other data to be determined by Compliance. Issuers shall be added to the Restricted List in accordance with the terms of the Code. As necessary, Compliance will share with operations names of issuers for the RL for purposes of blocking such issuers from entry to the order management system or trade tickets in use at the time, as well as maintain the RL within the systems that monitor and pre-approve personal securities trading activities.

At times, AXA IM, Inc. through its business activities may have access to material nonpublic information about public issuers or to persons that have material nonpublic information about public issuers. For example, clients of AXA IM, Inc. may be executive officers of publicly traded companies who have nonpublic information about such companies. Whenever an Employee of AXA IM, Inc. sees a situation that could reasonably cause AXA IM, Inc. to become aware of material nonpublic information about an issuer, the Employee must bring the situation to the attention of Compliance. The Compliance department will determine if the issuer should be added to the RL based on an evaluation of all the circumstances. The Compliance department will maintain the RL, and, as appropriate, trade support and the investment guidelines team, for monitoring.

3.6.3.2   Watch List Procedures

Select senior managers have a dual role in which they may have responsibilities with respect to certain business lines and portfolio management services both in Paris and in Greenwich. In their role for Paris, such managers may come into contact with non-public information or systems that may contain non-public information about US and non-US issuers of publicly and/or privately traded financial instruments (each, an “Issuer”; and together, “Issuers”). While it is the intent to initially limit the impacted Greenwich teams to transact only in the financial instruments of publicly-traded Issuers, in light of the dual role of such managers, they may obtain non-public information about Issuers, which is why these procedures are necessary. This procedure applies only for Greenwich and the business of its desks, which are subject to US laws and rules. Paris maintains a separate procedure.

These procedures are designed to: (a) learn which Issuers’ non-public information such managers may receive; (b) monitor and/or prevent the personal trading in those Issuers; (c) monitor and/or prevent, as may be required by these procedures or in the judgment of the Compliance Department as described below, trading by any portfolio manager in Greenwich in those Issuers; and (d) otherwise limit access to such non-public information. With respect to item (c) in the previous sentence, these procedures relate only to Issuers’ financial instruments that trade in the US, because currently the Greenwich portfolio managers, excluding select

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managers, only trade financial instruments issued in the US. Unless such staff are brought “over the wall”, the Issuer is added to the RL or they may receive private information via an external source (e.g., reverse inquiries from unrelated market participants and/or issuers), the portfolio management teams in Greenwich, which include high yield and investment grade teams, as well as structured finance teams, should not generally have access to non-public information in their roles.

All personnel are reminded that AXA IM, Inc. has adopted various other policies and procedures concerning the use, dissemination, trading on, and monitoring of non-public information, including but not limited to the personal trading policy, the insider trading policy, the Restricted List policy, and the Information Barrier Procedures developed by the Paris and Greenwich Compliance departments. All personnel are strongly cautioned to abide by all relevant policies and procedures, particularly with respect to the receipt, use, disclosure (tipping) and trading on non-public information.

All managers in which this procedure may be applicable will be part of the training program that is designed to help staff how to identify non-public information and told to re-read the applicable procedures on this point. The entire AXA IM, Inc. staff are periodically retrained on these procedures and the other aforementioned policies and procedures.

Upon notification, Compliance will notify appropriate personnel in the Operations Departments to add all names included on the Watch List, which will be monitored via a hard-coded rule into the constraint server system, the front office trading system and other trading tools, as applicable, so that the alerts described herein are implemented. It is anticipated that the investment guidelines specialist and / or operational systems support in the Operations Department will be designated to add names into such system(s) as may be required. Accordingly, any such person will be deemed “over the wall” and will be given additional training on handling the non-public information. The COO serves as a back-up of the investment guidelines specialist.

If any of the referenced constraint server system, the front office trading system and other trading tools, as applicable, produce a warning that a trade being requested in any of the issuer names listed on the Watch List, Compliance shall then obtain at least the following information: (a) the financial instrument sought to be traded; (b) the basis for the decision to trade such financial instrument; (c) whether the manager had any conversations with the manager that reported the Issuer on MCO or anyone else from their team about that Issuer or financial instrument; and (d) whether the portfolio manager had access to any non-public information about that Issuer, regardless of the source. After Compliance has obtained this and any other information, the reporting manager will be contacted to determine whether they have (or could inadvertently) have provided non-public information about the Issuer to the manager or anyone else on the portfolio manager’s team or otherwise or if the reporting manager suspects that the manager has somehow accessed the non-public information. If Compliance is satisfied that the manager’s proposed trade is not being made on the basis of non-public information or should not be cancelled for other reasons, then Compliance will instruct the Operations Department to allow the release of the proposed trade to the trading desk. Whether the trade is released or halted, Compliance shall memorialize the steps taken and the decision made and maintain such materials in the AXA IM, Inc. books and records in accordance with the applicable books and records retention rules and obligations.

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The Watch List entries shall be maintained by the Compliance Department and shall be reviewed on a periodic basis, as appropriate. In addition, Compliance and the managers that have reported Watch List items via MCO shall communicate to discuss whether any Issuers need to be added to, or deleted from, the Watch List and the procedures to add or delete entries shall be followed. Compliance shall obtain from Paris its restricted list and watch list or other such lists that contain such information to determine whether any Issuers on those lists should have been added to the Watch List.

The IT Department shall take steps to ensure that no one in Greenwich, other than the applicable managers, has access to systems on which the MNPI may be found or stored. The reporting managers shall personally take any additional steps necessary to ensure that no one can access their files, computer(s) or systems, in accordance with AXA IM, Inc.’s security policies relevant to such items and that the non-public information is only stored in the designated places.

3.6.3.3   Pre-clearance on Trading Restricted Securities

An Employee may not a trade for a client account or an Employee Account (as that term is defined in the Code) any securities on the RL without obtaining preclearance from Compliance.

3.6.3.4   Monitoring of Trading of Restricted Securities

Compliance will periodically monitor trading to identify transactions in securities of issuers on the RL and/or the Watch List and take action as necessary, which may include inquiry regarding the solicited or unsolicited nature of transactions, canceling transactions, or taking other appropriate action.

3.7	INTERNET AND SOCIAL MEDIA

Employees may not post on the Internet any AXA IM, Inc. advertising or any business-related information without authorization of the Compliance Department. AXA IM, Inc. does not prohibit Employees from posting on public forums, such as blogs or social networking sites like Facebook or Linked-In, outside of work. However, AXA IM, Inc. does impose the following restrictions on these types of activities:

•

An Employee may not indicate that they work for AXA IM, Inc. in a public forum if other information posted on that site could cause harm to AXA IM, Inc.’s reputation. For example, an Employee’s affiliation with AXA IM, Inc. should not be posted on the same site that contains sexually explicit content or an affiliation with an intolerant or highly controversial organization.

•

Information about AXA IM, Inc. that is posted in a public forum might be construed by regulatory examiners as an advertisement that is subject to strict regulations. Consequently, Employees are prohibited from posting information about AXA IM, Inc. (other than their biographical information such as title and general role within AXA IM, Inc.) in any public forum without the CCO’s explicit pre-approval.

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•

AXA IM, Inc. holds information about AXA IM, Inc.’s clients and investors in strict confidence. Employees must never identify an individual as being a client or investor or post any non-public information about a client or an investor, in a public forum.

•	AXA IM, Inc. prohibits Employees from sharing proprietary information about AXA IM, Inc.’s operations or investment decisions in any public forum.

For purposes of the preceding policies, “public forum” includes information that is available to the general public on the internet (e.g., Social Networking Sites, File Transfer Protocol (FTP) sites, website comment sections or other message boards), as well as information that is only available to “friends,” personal contacts, members, subscribers, or other groups of individuals.

Employees are not permitted to use the email or messaging function on any social/professional networking site or CRM tool when communicating information that would be reasonably considered to be “business communications” that are otherwise required to be retained under securities laws, which includes all communications with clients, as well as communications about client transactions and/or client portfolios. In the event that an Employee must use personal email to communicate (e.g., during a business continuity event) the Employee must copy their AXA IM, Inc. email address on such communication so that the record will be retained as required.

3.7.1	Social Media – Policy and Requirements

Social media encompasses a wide range of personal and professional communication channels that enable people to share information and ideas in order to collaborate with one another. Examples include external services like Facebook or Linked-In as well as internal services, such as AXA Group’s new intranet – ONE.com.

While the decision to participate on any social media network is a personal one, Employees should be aware that what is disclosed on both internal and external social networks has the potential to impact and affect the manner in which clients, including affiliated entities and regulators perceive our firm. Comments on a social media forum become public information and can be understood not only as a reflection of your personal views, but also as a reflection of your professional views and AXA IM.

Employees should be mindful that we have various duties to all our clients, including confidentiality and fairness, so it is paramount that employees avoid any selective disclosure issues, which is presumed to be heightened where affiliated clients are concerned. Employees should NEVER use personal social media forms to discuss or describe research or product development, client or other work-related materials that promote products or services.

AXA IM Inc. does not endorse, approve, investigate, verify or monitor content or information contained within our parent company sites including those links accessible from the AXA IM corporate website.

Subject to limited exceptions that require the pre-approval of Compliance and/or the local business head(s), employees are prohibited from establishing any social networking presence that may have the appearance of being operated or endorsed by AXA IM (e.g., a AXA IM Twitter feed, or a Facebook fan site for AXA IM). If AXA IM changes its view on participating

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in social networking mediums, this policy will be revised to define the process, usage standards, approval content, criteria for approving participation, and how it will be monitored by Compliance.

3.7.1.1   Maintain a Clear Distinction between Yourself and AXA IM

If Employees decide to personally disclose on a social media site that they work for AXA IM (i.e. on a personal blog or Facebook profile), as a best practice, employees should include language stating that their views are personal and do not necessarily represent those of AXA IM or any of its employees. While such a disclaimer may not completely insulate Employees from any inappropriate communications that they may subsequently make on a social media platform and the possible sanctions that could rise from such actions, it will help to categorize posted views as entirely personal. Note: the use of an AXA IM company email address when registering with a social media site constitutes a disclosure of employees‘ relationship with AXA IM.

Displaying a link to the AXA IM, Inc. website or the disclosure of AXA IM, Inc.’s website on any social networking site (including LinkedIn) is prohibited because this could be construed as an Employee’s endorsement or “testimonial” of AXA IM, Inc.’s business, which is forbidden under applicable federal securities laws.

Furthermore, if an Employee lists AXA IM, Inc. as such Employee’s current employer on LinkedIn, such Employee should not accept endorsements of their skills from third parties concerning any professional capabilities as they related to AXA IM, Inc. and/or the applicable position within the company. Accepting such an endorsement could be viewed as a testimonial of products or services provided by AXA IM, Inc. or its Employees. As LinkedIn is currently set up it is not sufficient to simply ignore endorsements, you must actively turn them off to prevent them from being displayed on your profile,

Employees may not, without authorizations from Senior Management, Corporate Communications, Legal and Compliance departments create, respond to or comment on posts relating to AXA IM products. If you are contacted for comment about AXA IM via any social media forum, direct the inquiry to Corporate Communications.

3.7.1.2   Protect AXA IM Reputation and Information

All AXA IM employees need to understand that what is posted on social media forums is public information whether it is communicated during work or on personal time with Employees’ own resources. Employee’s connection to AXA IM may cause the public to believe that the views you express are the views of AXA IM.

While Employees are free to express personal opinions about matters unrelated to AXA IM, remember anything said reflects on Employees, on both a personal and professional level. A simple rule to remember is: if something is not appropriate to say in the office or in another public space, you should not say it online. If you’re not sure about something you want to post, please bring the matter to Compliance.

Employees may not use social media to conduct or discuss business pertaining to AXA IM or any of its affiliates. This prohibition extends to discussing any client accounts, investment services, and any efforts to sell, solicit, or advertise AXA IM. This restriction applies to all types of social media accounts, including those owned by third parties.

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3.8	INDUCEMENTS AND INVESTMENT RESEARCH

AXA IM is committed to identifying investment services, activities and ancillary services carried out by or on behalf of AXA IM that may appear to have been garnered by inducements which constitute or may give rise to a conflict of interest. AXA IM must take all reasonable steps to prevent any potential inducement from adversely affecting the interests of its clients.

When providing services, IM should not pay to, or accept from, any third party or person acting on behalf of a third party (other than its client or a person on behalf of its client) any fees, commissions, or any monetary or Non-Monetary Benefits (“NMB”) in connection with the provision of its investment services, activities and ancillary services to its clients, except when:

1.

It is designed to enhance the quality of the relevant service to the client and does not impair compliance with AXA IM’s duty to act honestly, fairly and professionally in the best interests of its clients (i.e. considered an acceptable minor NMB as per local rules and regulation; or,

2.

It is Research that is not considered an inducement in the jurisdiction where the consuming entity is based, provided that the entity has restricted its use to prevent it from contributing to the management of any delegated portfolios where the delegator’s jurisdiction would consider it an inducement.

3.8.1	Investment Research as Inducement

Under the Markets in Financial Instruments Directive II (MiFID II), all Research consumed by investment firms must be paid for through a dedicated research payment account or by the Firm itself. The underlying rationale of MiFID II is meant to prohibit firms who provide investment advice or portfolio management services from receiving any inducements in relation to these services. AXA IM is committed to aligning with this initiative. In support of this, AXA IM employees should take reasonable steps to prevent benefitting from unsolicited research. This includes: requesting that the send stop providing the information; blocking email from unsolicited research providers; reporting unsolicited research to compliance.

3.9	WHISTLEBLOWER POLICY

3.9.1	Introduction

The SEC has adopted rules implementing the whistleblower provisions of the Dodd-Frank Act, which create incentives for individuals to report possible violations of the federal securities laws to the SEC by rewarding individuals for credible tips that lead to successful enforcement actions and by protecting such individuals from retaliatory actions taken by their employers. Under certain circumstances, individuals who provide the SEC with original information relating to possible violations of the federal securities laws that have occurred, are presently occurring, or are about to occur, may qualify for a financial award from the SEC. Accordingly, AXA IM, Inc. has incorporated this policy into this manual.

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Also, it is the policy of AXA IM, Inc. that its reported financial information be accurate and complete in all material respects. This policy is to ensure achievement of this goal, encourage proper individual conduct relating to accounting or auditing matters, and provide a means for early detection of problematic situations related to accounting or auditing matters before they have serious consequences.

All AXA IM Employees are strongly encouraged to promptly report any practices or actions that they believe are inappropriate or inconsistent with any of the Policies set forth in this Manual or the Global Standards. This policy provides a process for the anonymous submission of suspected wrongdoing (whistle blowing) by any Employee of AXA IM, Inc. who has concerns about violations of the federal securities laws, internal auditing controls or questionable accounting or auditing matters and desires to report those concerns.

AXA IM, Inc. has adopted the following procedures for the receipt, retention and treatment of complaints received by AXA IM, Inc. regarding violations of the federal securities laws, accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Employees of concerns regarding violations of the federal securities laws, questionable accounting or auditing matters.

3.9.2	Scope of Matters Covered by These Procedures

These procedures relate to complaints or concerns regarding violations of the federal securities laws, accounting, internal accounting controls or auditing matters of AXA IM, Inc. (“Complaints”), including, without limitation, the following:

•	Fraud or deliberate error in the preparation, evaluation, review or audit of any AXA IM, Inc. financial statement or those of any of its clients;

•	Fraud or deliberate error in the recording or maintaining of financial records of AXA IM, Inc.;

•	Deficiencies in or noncompliance with AXA IM, Inc.’s internal accounting controls;

•

Misrepresentations or false statements to or by an officer of AXA IM, Inc. or an accountant regarding a matter contained in the financial records, financial reports or audit reports of AXA IM, Inc. or those of any of its clients;

•	Deviation from reporting of AXA IM, Inc.’s financial condition as required by applicable laws and regulations; or

•	Any other violation of federal securities laws by AXA IM, Inc. or its Employees.

3.9.3	Submission and Receipt of Complaints

All Complaints will be kept confidential to the fullest extent reasonably practicable within the legitimate needs of law and any ensuing evaluation or investigation. The Complaint may, at the discretion of the person submitting the Complaint, be submitted anonymously.

A person with a Complaint should promptly report it in writing to the Company’s Compliance Department or directly to the CCO. Complaints may be submitted:

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By mail: Address the envelope to: AXA Investment Managers, Inc., 100 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830 Attn: Chief Compliance Officer;

By telephone: The CCO may be reached by dialing (203) 982-4256

By e-mail: E-mails may be sent to the CCO at chris.brown@axa-im.com, the Regional Head of Compliance, Americas at travis.pauley@axa-im.com or the Global Head of Internal Audit may be reached by emailing whistleblowing@axa-im.com;

If Employees do not feel comfortable reporting a particular instance of misconduct to the CCO or the Regional Head of Compliance, they may contact the AXA IM Global Head of Internal Audit. The addresses whistleblowing@axa-im.com and/or speak-up@axa.com have been created for purposes of reporting these instances to the Global Head of Compliance. Any supervisor or other Employee who receives a report of such concerns should refer the information received to the CCO, the Global Head of Compliance, or one of those to whom reports are to be given in accordance with this policy.

3.9.4	Complaints

To assist AXA IM, Inc. in the response to or investigation of a Complaint, the Complaint should be factual rather than speculative, and contain as much specific information as possible to allow for proper assessment of the nature, extent and urgency of the matter that is the subject of the Complaint. It is less likely that AXA IM, Inc. will be able to conduct an investigation based on a Complaint that contains unspecified wrongdoing or broad allegations with verifiable evidentiary support. Without limiting the foregoing, the Complaint should, to the extent possible, contain the following information:

•	The alleged event, matter or issue that is the subject of the Complaint;

•	The name(s) of the person(s) involved;

•	If the Complaint involves a specific event or events, the approximate time and location of each event;

•	Any additional information, documentation or other evidence available to support the Complaint.

To the extent that it can be provided without compromising the desire for anonymity, a method to respond to the Complaint and/or request additional information.

3.9.5	Retention of Complaints

Each Complaint shall be tracked and assessed by the Compliance Department and or Global Internal Audit as noted in global Whistleblowing policy. The status of any such event shall be recorded and reported on the applicable compliance and/or whistleblower report by the Compliance Department to the AXA IM global Compliance Department no less than on a calendar quarterly basis.

All Complaints shall be kept in a Complaint file under the control of the Compliance Department. The Complaints shall be maintained in accordance with the Company’s document retention policy.

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3.9.6	Treatment of Complaints

A copy of all Complaints shall be disclosed to the Local Control Committee (“LCC”) and reviewed at its next regularly scheduled meeting unless the nature of the Complaint dictates otherwise. All Complaints will be investigated under the direction of the LCC. The Compliance Department shall record the Complaint within its departmental books and records and periodically update the status of the actions being taken concerning each Complaint. The Complaints will promptly be investigated in a manner that is as discreet as the circumstances reasonably permit. Normally, the Compliance Department shall conduct the investigation; however, the LCC may name another individual to perform or assist with the performance of such investigation if circumstances make it appropriate to do so. The individual who will conduct the investigation shall gather such documents and materials and interview such individuals as is reasonably necessary to complete the investigation. The results of any investigation conducted pursuant to this policy shall be reported to the LCC and the Board of Directors of AXA IM, Inc. (unless clearly inappropriate due to the nature of the report). The LCC shall have the authority to, at any time, request a briefing regarding any investigation of a Complaint and any findings regarding a Complaint.

Upon completion of the investigation, the LCC shall review the results and determine the corrective action, if any, to be taken in response to a Complaint or direct additional investigation of any Complaint. All documents and materials compiled during the investigation shall be retained with the Complaint and handled in accordance with this manual.

At the conclusion, the LCC shall direct a designated person to prepare a written report/response to the Complaint. Upon completion of the written response, it shall be submitted to the LCC for review, approval and or further escalation, if applicable. A copy of the response letter shall be maintained with the Complaint and documentation compiled during the investigation, and a copy sent to the Complainant, if possible. Upon completion of these procedures, the whistleblower books and records will be updated.

3.9.7	Confidentiality/Anonymity

Concerns may be reported anonymously, at the Employee’s option. AXA IM, Inc. shall maintain the confidentiality or anonymity of the person(s) making the Complaint to the fullest extent reasonably practicable within the legitimate needs of law and of any ensuing evaluation or investigation. Legal or business requirements may not allow for complete anonymity. Also, in some cases it may not be possible to proceed with or properly conduct an investigation unless the complainant identifies himself or herself. In general, it is less likely that a thorough investigation can be completed in response to an anonymous Complaint due to the difficulty of interviewing anonymous complainants and evaluating the credibility of their Complaints. In addition, persons making Complaints should be cautioned that their identity might become known for reasons outside the control of AXA IM, Inc. The identity of other persons subject to or participating in any inquiry or investigation relating to a Complaint shall be maintained in confidence subject to the same limitations.

3.9.8	Protections from Retaliation

Retaliation against an individual who, in good faith, has made a Complaint, disclosed information relating to a Complaint or otherwise participated in an investigation relating to a

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Complaint, is strictly prohibited regardless of the outcome of the investigation. The Company shall not discharge, demote, suspend, threaten, harass or in any manner discriminate against an Employee in the terms and conditions of employment based upon any lawful actions of such Employee with respect to good faith reporting of Complaints, participation in a related investigation or otherwise. An Employee’s right to protection from retaliation does not extend immunity for any complicity in the matters that are the subject of the Complaint or an ensuing investigation.

Deliberately making a false report is also against this policy. This is not meant to discourage or limit the rights of individuals from making reports of alleged violations relating to accounting or auditing matters. AXA IM, Inc. recognizes that, in some instances, it may not be possible to determine whether a report is warranted. Employees should not be reluctant to report information because they are uncertain of who will be believed and whether the allegation can be proved.

These procedures are in no way intended to limit the right of Employees to report alleged violations relating to accounting or auditing matters to proper governmental and regulatory authorities.

3.10	NOTIFICATIONS TO AXA IM, INC.

Employees are required to immediately notify the Compliance Department when the Employee is the subject of any of the following types of action:

•	Regarding any criminal offense: arrest, arraignment, indictment, conviction, pleading guilty, or no contest.

•	Charged with any felony.

•

Charged with a misdemeanor and/or convicted of or pled guilty or no contest in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses or the subject of any disciplinary action, formal complaint or proceeding initiated by any regulator or professional organization (bar association, etc.).

•	Authorization or license to act as an attorney, accountant, or federal contractor granted to you or any advisory affiliate ever been revoked or suspended

•	Any termination or revocation of professional licenses.

•	Temporary or permanent injunction by any state or federal court from engaging in any conduct relating to securities, commodities, insurance, or banking matters.

•	Issues concerning conflicts of interests and/or code of ethics (See Section 3.2 and Section 9)

•	Bankruptcy.

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3.10.1	Reports of Crimes and Suspected Crimes

3.10.1.1   General Obligation

Employees are obligated to report to the Compliance Department or another member of the Compliance Department any known or suspected crimes that involve AXA IM, Inc. or its Employees. This is an obligation imposed on all Employees.

3.10.1.2   What to Report

Crimes or suspected crimes by individuals that are connected to AXA IM Inc. in any manner are required to be reported. This includes suspicion that AXA IM Inc. is being used as a conduit for criminal activity such as money laundering or structuring transactions to evade the bank secrecy act reporting and/or similar requirements. There is no clear definition of what constitutes a “crime”. If you believe some improper or illegal activity is occurring, it is your obligation to report it through the policies and procedures noted below and elsewhere in this Manual. The CCO is responsible for conducting an investigation and reporting to the proper authorities, if necessary.

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